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                                                                   Exhibit 10.11

                                             RETENTION AGREEMENT dated as of
                                        November 18, 2003 (this "Agreement"),
                                        among UAP HOLDING CORP., a Delaware
                                        corporation (the "Parent") and the
                                        employee signatory hereto (the
                                        "Executive"). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Company's 2003 Deferred Compensation Plan (the "Deferred Compensation Plan").

          WHEREAS, pursuant to a Stock Purchase Agreement dated as of October 29, 2003 (the "Purchase Agreement"), among Parent, ConAgra Foods, Inc., a Delaware corporation, and United Agri Products, Inc., a Delaware corporation (the "Company"), Parent intends to acquire all of the capital stock of the Company and certain of its Canadian Affiliates (the "Acquisition").

          WHEREAS, immediately following the date upon which the Acquisition is consummated (the "Closing Date"), the Company and/or certain of its subsidiaries will continue to employ the Executive and the Executive will continue to receive his or her or salary at the same rate as in effect immediately prior to the Closing Date.

          WHEREAS, immediately following the Closing Date, the Executive will participate in the Company's annual bonus plan.

          WHEREAS, immediately following the Closing Date, the Executive will participate in the Company's or Parent's health, welfare, retirement and other benefit plans as are generally made available to the employees of the Company and its subsidiaries.

          NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Employment Period.

          Subject to Section 3, the Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, in accordance with the terms and provisions of this Agreement, for the period commencing as of the date of consummation of the Acquisition and ending on the second anniversary date of the Closing Date (the "Employment Period").

     Section 2. Terms of Employment.

          (a) Position. During the term of the Executive's employment, the Executive shall serve in the position set forth on the signature page hereto and shall report to the person or persons set forth on the signature page hereto. The Executive shall have supervision and control over, and responsibility for, such management and operational functions of the Company currently assigned to such positions, and shall have such other powers and duties (including holding officer positions with the Company and one or more subsidiaries of the Company) as

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may from time to time be prescribed by the person or persons to whom the
Executive will report, so long as such powers and duties are reasonable and customary for such position of an enterprise comparable to the Company.

          (b) Duties. During the term of the Executive's employment, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his business time to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully, effectively and efficiently such responsibilities. During the term of Executive's employment, it shall not be a violation of this Agreement for the Executive to (1) serve on corporate, civic or charitable boards or committees, (2) deliver lectures or fulfill speaking engagements and (3) manage personal investments, so long as such activities do not materially interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

          (c) Compensation.

               (i) Base Salary. During the term of the Executive's employment, the Executive shall receive an annual base salary ("Annual Base Salary"), which shall be paid in accordance with the customary payroll practices of the Company, at least equal to the base salary set forth on the signature page hereto. Commencing on the first day (the "First Date") of the month in the month beginning after the first anniversary date of this Agreement, and on each subsequent anniversary date of the First Date as long as the Executive remains an employee of the Company (the First Date and each subsequent anniversary of the First Date being herein referred to as an "Adjustment Date"), the Annual Base Salary of the Executive shall be increased by an amount as the Board of Directors of the Company (the "Board") in its discretion may determine appropriate. The result of such increase to the then current Annual Base Salary shall constitute the Executive's Annual Base Salary commencing on the Adjustment Date then at hand and continuing until the next Adjustment Date. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. The term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

               (ii) Bonuses. The Company will establish a bonus plan for each fiscal year beginning after fiscal year 2004 (the "Plan"). The Board or the Compensation Committee of the Board will administer the Plan and establish performance objectives for each year in good faith based on the Company's annual budget. During the Employment Period, each Executive will be entitled to receive an annual bonus (the "Bonus") pursuant to the Plan based on the Company's performance only if the Executive is employed on the last day of the applicable performance period (subject to Section 4). The target Bonus will be established such that if the performance objectives are achieved, the Executive will receive a Bonus equal to the same Bonus the Executive would have received if the Company's bonus arrangements with such Executive as in existence prior to the Closing Date were still in place and the performance thresholds set forth in the current bonus plan were achieved. Pursuant to the Plan, each Executive will be entitled to receive a Bonus in excess of the target Bonus if the Company exceeds the performance thresholds. In respect of fiscal year 2004, each Executive shall be entitled to receive Bonuses pursuant to the Company's bonus arrangements with each such

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Executive as in existence prior to the Closing Date. All Bonuses shall be payable on the first day of the first calendar month after the determination that the Company has achieved such thresholds.

               (iii) Transaction Bonus. On the Closing Date, the Executive will receive a bonus or bonuses payable (1) in cash in the amount set forth on the signature page hereto (the "Cash Bonus") and (2) by crediting the Executive's Deferred Compensation Account under the Deferred Compensation Plan with the number of Deferred Common Stock Units and Deferred Preferred Stock Units obtained by dividing (y) the Deferred Common Stock Unit Dollar Amount and the Deferred Preferred Stock Unit Dollar Amount, in each case, as set forth on the signature page hereto, by (z) the price per share of Common Stock and Preferred Stock, to the extent applicable, paid by the Investors on the Closing Date in connection with the Acquisition. To the extent that the series, class or general composition of securities received by the Investors in connection with the Acquisition are modified prior to the Closing Date, Parent may then modify the number of Deferred Common Stock Units and the number of Deferred Preferred Stock Units credited to the Executive's Deferred Compensation Account as of the Closing Date in its sole discretion; provided that (i) the aggregate value of the Deferred Common Stock Units and the Deferred Preferred Stock Units will not be less than the difference between the aggregate "Transaction Bonus" set forth on the signature page hereto and the amount of the Cash Bonus and (ii) the ratio of the number of Deferred Common Stock Units to the number of Deferred Preferred Units will be equal to the ratio of the number of shares of Common Stock acquired by the Investors to the number of shares of Preferred Stock acquired by the Investors. In the event that the Executive voluntary resigns from employment with the Company or any of its subsidiaries without Good Reason within twelve months after the Closing Date or the Executive's employment with the Company or any of its subsidiaries is terminated for Cause within twelve months after the Closing Date, the Executive shall, as of the date of such resignation or termination, as the case may be, forfeit the Cash Bonus received pursuant to this Section 2(c)(iii), in its entirety, and repay such amount to the Company by remitting a certified check for such amount made payable to the Company. The forfeiture in the foregoing sentence shall not apply if Executive's employment with the Company is terminated due to his death, disability, without Cause or for Good Reason (other than pursuant to clause (i) of the definition of Good Reason).

               (iv) Benefits. During the term the Executive's employment hereunder, Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs, including the Deferred Compensation Plan, applicable generally to other executives of the Company and shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other executives of the Company. During the term of the Executive's employment, the Executive shall be entitled to receive (in addition to the benefits described above) such perquisites and fringe benefits appertaining to his position in accordance with any practice existing at the Company prior to the Closing Date, which perquisites and fringe benefits will be consistent with past practice.

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               (v) Expenses. During the term of the Executive's employment, the
Executive shall be entitled to receive reimbursement for all reasonable employment expenses incurred by the Executive in accordance with the policies, practices and procedures of the Company.

               (vi) Vacation and Holidays. During the term of the Executive's employment, the Executive shall be entitled to paid vacation in accordance with the policies of the Company applicable to other executives of the Company generally.

               (vii) Stock Options. In addition to any benefits the Executive may receive hereunder, the Company may, from time to time, grant Executive stock options (the "Executive Options") exercisable for shares of capital stock of the Company and such Executive Options shall have such terms and provisions as may be determined appropriate by the Board. Promptly after the closing of the Acquisition, the Company will grant Executive Options in accordance with the terms of Exhibit A hereto and under a stock option plan to be adopted after such closing.

     Section 3. Termination of Employment.

          (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death or Disability. If the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), the Company may give to the Executive written notice in accordance with Section 12(h) of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the Executive's inability to perform his duties and obligations hereunder for any 90 days during a period of 180 consecutive days due to mental or physical incapacity as determined by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

          (b) Cause. The Executive's employment may be terminated at any time by the Company for Cause or without Cause. For purposes of this Agreement, "Cause" shall mean a Executive's (i) commission of a crime of moral turpitude or a felony that involves financial misconduct or moral turpitude or has resulted, or reasonably could be expected to result, in any adverse publicity regarding the Executive or the Company or economic injury to the Company, (ii) dishonesty or willful commission or omission of any action that has resulted, or reasonably could be expected to result, in any adverse publicity regarding the Executive or the Company or has caused, or reasonably could be expected to cause, demonstrable and serious economic injury to the Company or (iii) material breach of this Agreement or any other agreement entered into between the Executive and the Company or any of its subsidiaries or affiliates (other than due to the disability of the Executive or other factors outside of the Executive's control) after notice and a reasonable opportunity to cure (if such breach can be cured). For purposes hereof, no act or omission shall be considered willful unless committed in bad faith or without a reasonable belief that the act or omission was in the best interests of the Company. For purposes of this

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Agreement, "without Cause" shall mean a termination by the Company of the
Executive's employment during the Employment Period for any reason other than a termination based upon Cause, death or Disability.

          (c) Good Reason. The Executive's employment may be terminated at any time by the Executive for Good Reason or without Good Reason; provided, however, that the Executive agrees not to terminate his employment for Good Reason if, after notice and a reasonable opportunity to cure, the Company has remedied such facts and circumstances constituting Good Reason. For purposes of this Agreement, "Good Reason" shall mean (i) the assignment to the Executive (after the first anniversary of the date hereof) of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2(a) or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive, (ii) without limiting the generality of the foregoing, any material breach by the Company or any of its subsidiaries or other affiliates (as defined below) of (a) this Agreement or (b) any other agreement between the Executive and the Company or any such subsidiary or other affiliate, which material breach is not remedied by the Company promptly after receipt of notice thereof given by the Executive or (iii) any other events set forth on the signature page hereto. As used in this Agreement, "affiliate" means, with respect to a person, any other person controlling, controlled by or under common control with the first person; the term "control," and correlative terms, means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a person; and "person" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          (d) Notice of Termination. Any termination by the Company for Cause or without Cause, or by the Executive for Good Reason or without Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(h). For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall not be more than 15 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

          (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause or without Cause, or by the Executive for Good Reason or without Good Reason, the date of receipt of the Notice of Termination or any later date specified therein pursuant to
Section 3(d), as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause, the date on which the Company

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notifies the Executive of such termination or any later date specified therein pursuant to Section 3(d), as the case may be, and (iii) if the Executive's employment is terminated by reason of death or Disability, the date of death of the Executive or the Disability Effective Date, as the case may be.

     Section 4. Obligations of the Company upon Termination.

          (a) Good Reason; Other Than for Cause, Death or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for either Cause or Disability or the Executive shall terminate his employment for Good Reason, and the termination of the Executive's employment in any case is not due to his death or Disability, then the Company will provide the Executive with the following severance payments and/or benefits:

               (i) The Company shall pay to Executive in a lump sum the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid ("Accrued Obligations")

               (ii) After the Date of Termination, the Company will continue to pay the Executive Annual Base Salary until the later of the date set forth on the signature page hereto under the label "Severance Period" and the end of the Employment Period.

               (iii) The Company shall pay to Executive in a lump sum an amount equal to the Bonus the Executive would have received in respect of such year had he remained employed by the Company, prorated for the number of days Executive was employed by the Company during the Company's fiscal year in which the Date of Termination occurs, to be paid at the same time that similar bonuses are paid to the Company's other employees;

               (iv) The Executive (and members of his family) shall be entitled to continue their participation in the Company's Welfare Plans for a period of 12 months from the Date of Termination.

               (v) The Company and Parent shall satisfy all obligations to Executive under the terms and conditions of the Deferred Compensation Plan.

     The Company's obligations to make payments under this Section 4(a) will be conditioned on Executive executing and delivering a customary general release reasonably satisfactory to the parties.

          (b) Death; Disability; Cause; Other than for Good Reason. If the Executive's employment shall be terminated by reason of the Executive's death or Disability, by the Company for Cause or by the Executive without Good Reason, then the Company shall have no further payment obligations to the Executive other than for (i) payment of Accrued Obligations to the Executive or his legal representatives in the case of the death or, if applicable, the Disability of the Executive and (ii) the continuance of benefits under the Welfare Plans to the Date of Termination.

     Section 5. Full Settlement, Mitigation.

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          In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. Neither the Executive nor the Company shall be liable to the other party for any damages in addition to the amounts payable under Section 4 arising out of the termination of the Executive's employment prior to the end of the Employment Period; provided, however, that the Company shall be entitled to seek damages for any breach of Sections 6 or 7 or for any fraud or criminal misconduct.

     Section 6. Nondisclosure and Nonuse of Confidential Information.

          (a) The Executive will not disclose or use at any time, either during the term of the Executive's employment (the "Employment Period") or thereafter, any Confidential Information (as hereinafter defined) of which the Executive is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by the Executive's performance in good faith of duties assigned to the Executive by the Company. The Executive will take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. The Executive shall deliver to the Company at the termination of the Employment Period, or at any time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the Work Product (as hereinafter defined) of the business of the Company or any of its Affiliates which the Executive may then possess or have under his or her control.

          (b) As used in this Agreement, the term "Confidential Information" means information that is not generally known to the public and that is used, developed or obtained by the Company in connection with its business, including, but not limited to, information, observations and data obtained by the Executive while employed by the Company or any predecessors thereof (including those obtained prior to the date of this Agreement) concerning (i) the business or affairs of the Company (or such predecessors), (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) data bases, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients and customer or client lists, (xiii) other copyrightable works, (xiv) all production methods, processes, technology and trade secrets, and (xv) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public prior to the date the Executive proposes to disclose or use such information. Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

          (c) As used in this Agreement, the term "Work Product" means all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, logos and all similar or related information (whether patentable or unpatentable) which relates to the

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Company's or any of its Affiliates' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Executive (whether or not during usual business hours and whether or not alone or in conjunction with any other person) while employed (and for the Non-Compete Period if and to the extent such Work Product results from any work performed for the Company, any use of the Company's premises or property or any use of the Company's Confidential Information) by the Company (including those conceived, developed or made prior to the date of this Agreement) together with all patent applications, letters patent, trademark, trade name and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing.

     Section 7. Non-Solicitation; Non-Compete.

          (a) During the period commencing on the date hereof and ending on the first anniversary of the date on which Executive ceases to receive any payments from Parent, the Company or any of the Company's subsidiaries pursuant to this Agreement, the Executive shall not directly or indirectly through another Person
(i) induce or attempt to induce any employee of the Company or any Affiliate of the Company to leave the employ of the Company or such Affiliate, or in any way interfere with the relationship between the Company or any such Affiliate, on the one hand, and any employee thereof, on the other hand, (ii) hire any person who was an employee of the Company or any Affiliate of the Company until six (6) months after such individual's employment relationship with the Company or such Affiliate has been terminated or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any Affiliate of the Company to cease doing business with the Company or such Affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation, on the one hand, and the Company or any Affiliate, on the other hand.

          (b) The Executive acknowledges that, in the course of his or her employment with the Company and/or its Affiliates and their predecessors, he or she has become familiar, or will become familiar, with the Company's and its Affiliates' and their predecessors' trade secrets and with other confidential information concerning the Company, its Affiliates and their respective predecessors and that his or her services have been and will be of special, unique and extraordinary value to the Company and its Affiliates. Therefore, the Executive agrees that, during the period commencing on the date hereof and ending on the last date on which the Executive ceases to receive any payments from Parent (or in the case of a termination by Executive without Good Reason, the first anniversary of such date), the Company or any of the Company's subsidiaries pursuant to this Agreement (the "Non-Compete Period"), the Executive shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in or represent any business competing with the businesses or the products of the Company or its Affiliates as such businesses and/or products exist or are in the process of being formed or acquired as of the date of the termination of the Executive's employment, within any Restricted Territory. As used in this Agreement, the term "Restricted Territory" means the United States, Canada and any other country in which any product, process, good or service has been manufactured, provided, sold or offered or promoted for sale by the Company or any of its Affiliates on or prior to the date that Executive ceases to be employed by the Company and/or its subsidiaries. Nothing herein shall prohibit the Executive from being a

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passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as the Executive has no active participation in the business of such corporation.

          (c) The Executive understands that the foregoing restrictions may limit his or her ability to earn a livelihood in a business similar to the business of the Company and any of its Affiliates, but he or she nevertheless believes that he or she has received and will receive sufficient consideration and other benefits as an employee of the Company and as otherwise provided hereunder or as described in the recitals hereto to clearly justify such restrictions which, in any event (given his or her education, skills and ability), the Executive does not believe would prevent him from otherwise earning a living. The Executive has carefully considered the nature and extent of the restrictions placed upon him by this Agreement, and hereby acknowledges and agrees that the same are reasonable in time and territory and do not confer a benefit upon the Company disproportionate to the detriment of the Executive.

     Section 8. Enforcement.

          Because the Executive's services are unique and because the Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor at law or in equity, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security) or require the Executive to account for and pay over to the Company all compensation, profits, moneys, accruals, increments or other benefits derived from or received as a result of any transactions constituting a breach of the covenants contained herein in this Agreement, if and when final judgment of a court of competent jurisdiction is so entered against the Executive.

     Section 9. Severance Payments.

          In addition to the foregoing, and not in any way in limitation thereof, or in limitation of any right or remedy otherwise available to the Company, if the Executive violates any provision of the foregoing Section 6 or 7, any severance payments then or thereafter due from the Company to the Executive shall be terminated forthwith and the Company's obligation to pay and the Executive's right to receive such severance payments shall terminate and be of no further force or effect, if and when determined by a court of competent jurisdiction, in each case without limiting or affecting the Executive's obligations under such Sections 6 and 7 or the Company's other rights and remedies available at law or equity.

     Section 10. Investor Representations, Warranties and Covenants.

          (a) The Executive hereby represents and warrants to the Company that:

               (1) the Executive has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and has taken all requisite action to authorize the execution, delivery and

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          performance of this Agreement, and this Agreement has been duly executed by the Executive;

               (2) the execution, delivery and performance of this Agreement by the Executive does not and will not, with or without notice or the passage of time, conflict with, breach, violate or cause a default under any agreement, contract or instrument to which the Executive is a party or any judgment, order or decree to which the Executive is subject;

               (3) the Executive will not, as of the Closing Date, be a party to or be bound by any employment agreement, consulting agreement, non-compete agreement, confidentiality agreement or similar agreement with any other Person;

               (4) upon the execution and delivery of this Agreement by the Company and the Executive, this Agreement will be a legal, valid and binding obligation of the Executive, enforceable in accordance with its terms;

               (5) the Executive as of the Closing Date will be a continuing employee of the Company or one of its Affiliates;

               (6) the Deferred Common Stock Units and the Deferred Preferred Units to be issued to the Executive pursuant to this Agreement and the Participant Securities which may be acquired by the Executive are being acquired for Executive's own account, for investment only and not with a view to, or an intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

               (7) the Executive has generally such knowledge and experience in business and financial matters and with respect to investments in securities of privately held companies so as to enable him to understand and evaluate the risks and benefits of his or her investment in the Participant Securities;

               (8) the Executive has no need for liquidity in his or her investment in the Participant Securities and is able to bear the economic risk of his or her investment in the Participant Securities for an indefinite period of time and understands that the Participant Securities have not been registered or qualified under the Securities Act or any applicable state securities laws, by reason of the issuance of the Participant Securities in a transaction exempt from the registration and qualification requirements of the Securities Act or such state securities laws and, therefore, cannot be sold unless subsequently registered or qualified under the Securities Act or such state securities laws or an exemption from such registration or qualification is available;

               (9) the Executive understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Executive) promulgated under the Securities Act, depends on satisfaction of various

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          conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances and only in limited amounts;

               (10) the Executive understands that (even if permitted under the Securities Act and state securities laws) the sale, transfer or other distribution of the Participant Securities shall not be permitted by the terms of the Investor Rights Agreement, unless certain conditions are met;

               (11) the Executive understands that the Company will rely upon the accuracy and truth of the representations and warranties of the Executive set forth herein and the Executive consents to such reliance.

          (b) As an inducement to the Company to issue the Participant Securities to the Executive and as a condition thereto, the Executive shall, as of the Closing Date, execute and deliver to the other parties thereto the Investor Rights Agreement.

          (c) Executive acknowledges that the securities issuable pursuant to the Deferred Compensation Plan are subject to certain repurchase rights as set forth in the Investor Rights Agreement.

     Section 11. Definitions.

          "Acquisition" has the meaning set forth in the recitals to this Agreement.

          "Agreement" has the meaning set forth in the first paragraph of this Agreement.

          "Company" has the meaning set forth in the first paragraph of this Agreement.

          "Deferred Compensation Plan" has the meaning set forth in the first paragraph of this Agreement.

          "Executive" has the meaning set forth in the first paragraph of this Agreement.

          "Fair Market Value" means the fair market value as may be agreed upon by the Company and the Non-Apollo Group Holder. If the parties the Company and the Non-Apollo Group Holder cannot agree upon the fair market value of the security within ten days after notice from either party, then, within five days after such ten-day period has expired, the parties shall select an independent appraiser who will determine the Fair Market Value of the security as of the date of determination. Such independent appraiser will determine the Fair Market Value of the security within 30 days following its appointment and such determination of the Fair Market Value of the security will be final and binding. If, within the five days provided for the parties to select an independent appraiser, the parties are unable to agree upon an independent appraiser, the Company, on the one hand, and the Non-Apollo Group Holder, on the other hand, shall, within five days after the first five-day selection period expires, each select an independent appraiser and such independent appraisers together will select a third independent appraiser that will determine the Fair Market Value of the security, whose determination of the Fair Market Value of the security will be final and binding. Such third appraiser shall have 30 days following his or her selection to determine the Fair Market Value of the security. All fees and expenses for any appraisers selected hereunder shall be borne equally (50:50) by the Company and the Non-Apollo Group Holder. Notwithstanding the foregoing, if on the date of determination the security is then listed or admitted to trading on a national securities exchange or is traded in the over-the-counter market as reported by the NASDAQ National Market System or any successor thereto, the Fair Market Value of each share of the security shall be equal to the average of the closing price of the security for the 20 consecutive trading days immediately preceding the date of determination. The closing price for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (x) on the principal national securities exchange on which the security is listed or to which such shares are admitted to trading or
(y) if the security is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by the NASDAQ National Market System or any successor thereto. Notwithstanding the foregoing, if the Fair Market Value has been established by an appraiser at any time during the six month period ending on the date of any determination, then no Non-Apollo Group Holder will have the right to cause the Fair Market Value to be determined by an appraiser and the most recently determined Fair Market Value will be the Fair Market Value (it being understood that if the Company makes a good faith determination that there has been a change in circumstances that have materially affected the Fair Market Value, then it may cause the Fair Market Value to be determined in accordance with the procedures set forth above).

          "Investor Rights Agreement" means that certain Investor Rights Agreement to be dated as of the Closing Date, by and among the Company, the Executive and the other parties thereto, as it is amended, supplemented or restated from time to time.

          "Participant Securities" means, collectively, all shares of Common Stock acquired by the Executive (whether as a distribution from the Deferred Compensation Plan or otherwise) and all shares of Preferred Stock acquired by the Executive (whether as a distribution from the Deferred Compensation Plan or otherwise).

          "Purchase Agreement" has the meaning set forth in the recitals to this Agreement.

          "Securities Act" means the United States Securities Act of 1933, as the same may be amended or supplemented from time to time, or any successor statute, and the rules and regulations thereunder, as the same are from time to time in effect.

          Section 12. General Provisions.

          (a) Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

          (b) Entire Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (c) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          (d) Successors and Assigns.

               (i) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

               (ii) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          (e) Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

          (f) Remedies. Each of the parties to this Agreement and any such person or entity granted rights hereunder whether or not such person or entity is a signatory hereto (including, without limitation, Apollo Management V, L.P. and its Affiliates) shall be entitled to enforce its rights under this Agreement specifically to recover damages and costs for any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that Parent may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or other injunctive relief (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Agreement. Each party shall be responsible for paying its own attorneys' fees, costs and other expenses pertaining to any such arbitration and enforcement regardless of whether an arbitrator's award or finding or any judgment or verdict thereon is entered against the Executive. If the Company attempts to terminate the Executive for Cause pursuant to Section 3(b)(i) and a court determines that the termination was without Cause, then the Company shall reimburse the Executive for all of the Executive's reasonable out-of-pocket expenses in connection with the applicable proceedings.

          (g) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, the Executive and Parent and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

          (h) Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, transmitted via telecopier, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated or at such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder and received when delivered personally, when received if transmitted via telecopier, five days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

     If to the Company, to:

          UAP Holding Corp.
          c/o Apollo Management, L.P.
          1301 Avenue of the Americas
          38th Floor
          New York, New York 10019
          Facsimile: (212) 515-3264
          Attention: Marc Becker

     with a copy to:

          O'Melveny & Myers LLP
          30 Rockefeller Plaza
          New York, New York 10112
          Facsimile: (212) 408-2420
          Attention: Adam Weinstein, Esq.

          If to the Executive, to such Executive's address set forth on the signature page hereto with a copy to:

          Boyle Partnership, P.C.

          1775 Sherman Street, Suite 1375
          Denver, Colorado 80203
          Facsimile: 303-832-6401
          Attention: Terence P. Boyle, Esq.

          (i) Survival of Representations, Warranties and Agreements. All representations, warranties and agreements contained herein shall survive the consummation of the transactions contemplated hereby and by the Purchase Agreement indefinitely.

          (j) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          (k) Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

          (l) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

          (m) Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.

          (n) Non-Consummation of Acquisition. Notwithstanding any other provision of this Agreement (i) in the event that the Acquisition, as set forth in the Purchase Agreement, is not fully consummated by the parties thereto on or prior to February 28, 2004, this Agreement will terminate as of February 28, 2004 and (ii) in the event that the Purchase Agreement is terminated in accordance with its terms prior to the Closing Date, this Agreement will terminate as of the effective date of such termination, and shall become void and of no effect as if it was never executed as of the date of such termination.

          (o) Director's and Officer's Liability Insurance. The Company shall use all commercially reasonably efforts to obtain and maintain a director's and officer's liability insurance policy during the term of the Executive's employment covering the Executive on commercially reasonable terms, and the amount of coverage shall be reasonable in relation to the Executive's position and responsibilities hereunder; provided, however, that such coverage may be reduced or eliminated to the extent that the Company reduces or eliminates coverage for its directors and executives generally.

                            [signature page follows]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                            UAP HOLDING CORP.


                                            By: /s/ Marc Becker
                                                 -------------------------------
                                                Name: Marc Becker
                                                Title:


                                            EMPLOYEE


                                            Signature: /s/ Larry Kenneth Cordell
                                                       -------------------------

                Signature Page Information Continued on Next Page

                    Executive's Data Sheet for Signature Page

--------------------------------------------------------------------------------
Name:                      Kenneth Cordell
--------------------------------------------------------------------------------
Address:                   6600 W. 20th Street #6
                           Greeley, CO 80634
                           970-330-5652
--------------------------------------------------------------------------------
Annual Base Salary:        $350,000
--------------------------------------------------------------------------------
Transaction Bonus:         $2,012,889
--------------------------------------------------------------------------------
Cash Bonus:                $712,889
--------------------------------------------------------------------------------
Deferred Common Stock      $1,300,000
Unit Dollar Amount:
--------------------------------------------------------------------------------
Deferred Preferred Stock   $0
Unit Dollar Amount:
--------------------------------------------------------------------------------
Aggregate Amount to be     $1,300,000
Credited to Deferred
Compensation Account:
--------------------------------------------------------------------------------
Severance Period:          Twelve months from the Date of Termination.
--------------------------------------------------------------------------------
Position:                  President and Chief Executive Officer. Executive
                           also shall be appointed as a member of the Board of
                           Directors of Parent upon the Closing Date. Except
                           for his earlier death, resignation, or removal, he
                           shall serve in such capacity until the next annual
                           meeting of shareholders of Parent, at which time he
                           shall stand for election by the shareholders.
                           Notwithstanding the foregoing, for purposes of the
                           definition of Good Reason, Executive will be deemed
                           to hold only the position of Chief Executive
                           Officer.
--------------------------------------------------------------------------------
Reports to:                Board of Directors
--------------------------------------------------------------------------------
Additional Good Reason     Failure to re-elect the Executive to the Board of
Events:                    Directors of the Company during the employment
                           period.
--------------------------------------------------------------------------------